EXHIBIT 10.6

SHAREHOLDER AGREEMENT

            This Shareholder Agreement (the "Agreement") is dated as of ___________, 200__ (the "Effective Date") by and between Stage Stores, Inc., a Nevada corporation  (the "Company"), and _____________________ (the "Director").  The Company and the Director are collectively referred to as the "Parties."

            WHEREAS, the Company adopted, and the Company's shareholders approved, the 2003 Non‑Employee Director Equity Compensation Plan (the "Directors' Plan");

            WHEREAS, the Director is a non‑employee director of the Company and has received a copy of the Directors' Plan;

            WHEREAS, under the Plan a non‑employee director may elect to receive the Annual Retainer, the Lead Independent Director Retainer, the Committee Chairman Fee and such other compensation as the Company's Board of Directors (the "Board) may deem appropriate, as the case may be, in restricted stock either (i) at the time that such compensation is earned, or (ii) at a later date;

            WHEREAS, any issuance of restricted stock in lieu of cash will be made by the Company on such terms and conditions as the Board may establish;

            WHEREAS, in order to receive restricted stock, a director must, at a minimum, (a) notify the Company of his or her current election to receive restricted stock by executing an applicable Election Form, and (b) execute a Shareholder Agreement by which he or she agrees not to sell any of the restricted stock until he or she leaves the Board; and

            WHEREAS, the Director has executed an applicable Election Form, a copy of which is attached as Exhibit A to this Agreement and incorporated herein by reference, where he has elected to receive restricted stock in lieu director fees.

            NOW THEREFORE, inconsideration of the agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

            Section 1.  Restricted Stock.  The Company agrees to deliver to the Director the number of shares of the Company's restricted common stock, par value $.01, set forth in Exhibit B to this Agreement (the "Restricted Stock") within five (5) business days of the Effective Date.

            Section 2. Legend.  The Parties agree that each certificate representing the Restricted Stock shall bear a restrictive legend consistent with the terms and conditions established by the Board for the issuance of the Restricted Stock as well as such other restrictive legends as may be required by law or Securities and Exchange Commission regulation and shall be in a form substantially as follows:

The Shares represented by this Certificate have not been registered under the United States Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act.  The Shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.  In addition, the rights and obligations of the holder of this Certificate, and the ability of the holder to transfer the Shares represented by this Certificate, are subject to the terms and conditions of a Shareholder Agreement, a copy of which can be obtained from the Company upon written request.

            Section 3.  Restrictions on Transferability.  In addition to the restrictions contained in the restrictive legend set forth in Section 2 of this Agreement, the Director agrees not to sell any of the Restricted Stock until he or she leaves the Board and then only in compliance with applicable securities laws.

            Section 4.  Attempted Transfers in Violation of Transfer Restrictions.  Any attempt to sell, pledge, give or otherwise transfer an interest in the Restricted Shares in violation of this Agreement shall be void and the Company shall refuse to register the Restricted Shares in question in the name of the transferee or pledgee.

Section 5.  Compliance with Securities Laws.

Section 5.01.  Investment Representation.  The Director represents to the Company that (a) the Restricted Shares have been acquired for investment and not with a view to the sale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"); (b) that he or she has no present intention of selling, pledging, giving, or otherwise disposing of any of the Restricted Shares for his own account; and (c) that no one else has or will have a beneficial ownership in any of the Restricted Shares.

            Section 5.02.  Restricted Securities.  The Shareholder acknowledges and understands that (a) the Restricted Shares are restricted, that they are being issued to him or her in a private transaction, and that the Restricted Shares have not been registered under the Securities Act or the securities laws of any states in reliance on exemptions from the registration requirements of the Securities Act and state securities laws; (b) the Restricted Shares are subject to restrictions on transferability and may not be transferred or resold except as permitted under the Securities Act and applicable state laws pursuant to registration or an exemption from registration; (c) this Agreement contains additional restrictions on the transferability of the Restricted Shares; (d) the Restricted Shares have not been approved or disapproved by the Securities and Exchange Commission or any other regulatory authority; (e) each certificate evidencing the Restricted Shares will bear a legend substantially in form to that set forth in Section 2 of this Agreement; and (f) if the Company so requests, the Shareholder shall deliver an opinion of counsel satisfactory to the Company and its counsel, to the effect that the proposed transfer of the Restricted Shares at such time will not violate the Securities Act or applicable state securities laws.

2

Section 6.  Miscellaneous

Section 6.01.  Binding Effect.  This Agreement shall be binding upon the Parties and their heirs, executors, administrators, successors, assigns.

Section 6.02.  Waiver.  A party's failure to insist on compliance or enforcement of any provision of this Agreement, shall not effect the validity or enforceability or constitute a waiver of future enforcement of that provision or of any other provision of this Agreement by that party or the other party.

Section 6.03.  Governing Law.  This Agreement shall in all respects be subject to, and governed by, the laws of the State of Texas.  The Parties agree that jurisdiction for any action to enforce this Agreement shall be in a state or federal court located in Harris County, Texas.  The prevailing party in an action to enforce this Agreement shall be entitled to recover its costs, including attorneys fees, from the non-prevailing party.

Section 6.04.  Severability.  The invalidity or unenforceability of any provision in this Agreement shall not in any way affect the validity or enforceability of any other provision and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had never been in the Agreement.

Section 6.05.  Entire Agreement.  The Parties expressly acknowledge that this Agreement constitute the entire agreement between the Parties concerning the subject matter contained herein, and that unless otherwise provided in this Agreement, any other agreements or understandings, oral or written, of any nature concerning such matters are superseded and revoked.

Section 6.06.  Amendment.  This Agreement shall not be modified or amended except writing signed by the Parties.

Section 6.07.  Term.  This Agreement shall commence on the Effective Date and shall terminate upon the occurrence of the earlier of the following events: (a) mutual written agreement of the Parties, or (b) such time as the Director is no longer on the Board.  Provided, however, any restrictions on transferability imposed by state or federal securities laws shall survive the termination of this Agreement.

Section 6.08.  Counterparts/Facsimile.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  A facsimile or other reproduction of this Agreement may be executed by one or more of the Parties, and an executed copy of this Agreement may be delivered by one or more of the Parties by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of, or on behalf of, such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of a party, the other party agree to execute an original of this Agreement as well as any facsimile or other reproduction of this Agreement.

3

Section 6.09.  Notices.  Any and all notices required by this Agreement shall be deemed to be sent or delivered when personally delivered to the recipient or when mailed by certified or registered mail, with proper first class postage attached thereto, to the Parties as follows:  (a) in the case of the Company, to its registered office as shown in its most recent Form 10‑K as filed with the SEC, and (b) in the case of the Director, at the Director's address appearing on the books of the Company or at such other address as may be designated by the Director.

Section 6.10.  Headings.  The section headings in this Agreement are inserted for convenience only and are not part of the Agreement.

            IN WITNESS WHEREOF, the Parties have executed this Shareholder Agreement as of the Effective Date.

COMPANY:	Stage Stores, Inc.

By: Name: __________________________ Title: ___________________________

DIRECTOR:	Name: __________________________________

4

EXHIBIT A

ELECTION FORM

ANNUAL ELECTION REGARDING DIRECTOR FEES UNDER
THE 2003 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN

I, _____________________________, being a non-employee member of the Board of Directors of Stage Stores, Inc., hereby elect, under the 2003 Non-Employee Director Equity Compensation Plan (the "Plan"), to:

DEFERRED STOCK UNITS ELECTION:

_________      1.         Defer the following amount of my Total Annual Retainer Fees to acquire
                                    Deferred Stock Units pursuant to the provisions of the Plan:

                                    (a)        _____% of the Total Annual Retainer Fees to be earned by me during the Term Year beginning ___________; or

                                    (b)        $____________ of the Total Annual Retainer Fees to be earned by me during the Term Year beginning ____________.

RESTRICTED STOCK ELECTION:

_________      2.         Receive the following amount of my Total Annual Retainer Fees in the form of Restricted Stock pursuant to the provisions of the Plan:

                                    (a)        _____% of the Total Annual Retainer Fees to be earned by me during the Term Year beginning ___________; or

                                    (b)        $____________ of the Total Annual Retainer Fees to be earned by me during the Term Year beginning ___________.

         ☐  I intend to make an election under Section 83(b) of the Internal Revenue Code to accelerate the
         taxation of the Restricted Stock to the date of receipt.  (Please consult your tax advisor   regarding this matter.)

Except as elected above, all remaining Total Annual Retainer Fees shall be paid to the Director in cash.  In the event a Director fails to make a timely election, such Director shall receive all of his or her Total Annual Retainer Fees in cash during such election period.

            _______________                              _________________________________________
            Date                                                     Signature of Director

Total Annual Retainer Fees means the sum of a Director's Annual Retainer, Lead Independent Director Retainer, Committee Chairman Fee, and such other compensation as the Board may deem appropriate, as applicable. All other capitalized terms shall have the meaning as defined in the Plan.

PLEASE NOTE THAT THIS ELECTION SHALL REMAIN IN EFFECT FOR EACH SUBSEQUENT TERM YEAR UNLESS THE ELECTION IS CHANGED OR REVOKED DURING THE 30-DAY PERIOD PRIOR TO ANY SUBSEQUENT TERM YEAR

______________________________________________________________________________
                                                       FOR COMPANY USE ONLY

Date Received _______________     Received By _____________________________________

EXHIBIT B

RESTRICTED STOCK

(200__-200__ TERM YEAR)

Name:  ____________________________________

Shares of Restricted Stock:  ___________________